EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-210293 on Form S-3 of Nemaura Medical Inc. of our report dated June 13, 2016 on the consolidated financial statements for the years ended March 31, 2016 and 2015, appearing in this Annual Report on Form 10-K.

/s/ GHP Horwath, P.C.

Denver, Colorado

June 27, 2017